Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statement of Form S-8 (File No. 33-37306) and Form S-1 (File No. 333-130692) of Canyon Resources Corporation of our report dated February 24, 2006, appearing in this Annual Report on Form 10-K of Canyon Resources Corporation for the year ended December 31, 2005.

/s/ Ehrhardt Keefe Steiner & Hottman P.C.
Ehrhardt Keefe Steiner & Hottman P.C.
Denver, Colorado
March 27, 2006